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                                                                    EXHIBIT 23.2

                      CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the use in the Prospectus constituting part of this Registration Statement on Form S-4 of Aquarion Company of our report dated April 6, 1995 relating to the financial statements of The New Canaan Company, which appears in such Prospectus. We also consent to the references to us under the headings "Experts" in such Prospectus.


/s/ Price Waterhouse LLP

Price Waterhouse LLP

Stamford, Connecticut
July 14, 1995